As filed with the Securities and Exchange Commission on December 3, 2008

Registration No. 333-153087

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre - Effective Amendment No. 2 to

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

OVERSTOCK.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	87-0634302
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6350 South 3000 East

Salt Lake City, Utah 84121

(801) 947-3100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan E. Johnson III President Overstock.com, Inc. 6350 South 3000 East Salt Lake City, Utah 84121 (801) 947-3100	Copies to: Thomas W. Adkins Bracewell & Giuliani LLP 111 Congress, Suite 2300 Austin, Texas 78701 (512) 472-7800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated December 3, 2008

PROSPECTUS

$500,000,000

Debt Securities

Common Stock

Preferred Stock

Warrants

Stock Purchase Contracts

Units

Overstock.com, Inc. may offer from time to time in one or more offerings together or separately:

•                  Senior debt securities;

•                  Subordinated debt securities;

•                  Common stock;

•                  Preferred stock;

•                  Warrants to purchase debt securities, common stock, preferred stock or units;

•                  Stock Purchase Contracts; or

•                  Units.

The total amount of these securities will have an initial aggregate offering price of up to $500,000,000, or the equivalent amount in other currencies, currency units or composite currencies.  Our common stock is listed on The Nasdaq Global Market under the symbol “OSTK”.  On December 2, 2008, the last reported sale price was $9.68 per share.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.  If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement.  The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.  This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a high degree of risk.  See “Risk Factors” beginning on page 1 to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December    , 2008.

i

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any or all of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000.

This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities we are offering. That prospectus supplement may include a discussion of any additional risk factors or other special considerations that apply to those securities. The prospectus supplement also may add, update or change information in this prospectus. You should read both this prospectus and the prospectus supplement, including the risk factors, together with additional information described below under the heading “Where You Can Find More Information” and “Documents Incorporated by Reference”.

You should rely only on the information provided in this prospectus and any applicable prospectus supplement, including the information incorporated by reference. Neither we, nor any underwriters, dealers or agents, have authorized anyone to provide you with different information.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Overstock.com”, “Overstock”, the “Company”, “we”, “us”, “our”, or similar references mean Overstock.com, Inc.  Overstock.com and Worldstock are registered trademarks, and Worldstock.com, Club O and Overstock.com Wholesale are trademarks of Overstock.com, Inc. The Overstock.com logo and Worldstock.com logo are also trademarks of Overstock.com, Inc. Other service marks, trademarks and trade names referred to in this prospectus are property of their respective owners.

ii

OVERSTOCK.COM, INC.

We are an online “closeout” retailer offering discount brand name merchandise, including bed-and-bath goods, home décor, kitchenware, watches, jewelry, electronics and computers, sporting goods, apparel, and designer accessories, among other products. We also sell books, magazines, CDs, DVDs, videocassettes and video games. We also operate as part of our Website an online auctions site—a marketplace for the buying and selling of goods and services—as well as an online site for dealers to list and customers to find cars for sale, and a real estate site that allows buyers to identify properties for sale.

Our company, based in Salt Lake City, Utah, was founded in 1997, and we launched our first Website through which customers could purchase products in March 1999. Our Website offers our customers an opportunity to shop for bargains conveniently, while offering our suppliers an alternative inventory liquidation channel. We continually add new, limited inventory products to our Website in order to create an atmosphere that encourages customers to visit frequently and purchase products before our inventory sells out. We offer approximately 121,000 products under multiple departments under the Shopping section of our Website, and approximately 500,000 media products in the Books etc. department on our Website.

Closeout merchandise is typically available in inconsistent quantities and often is only available to consumers after it has been purchased and resold by disparate liquidation wholesalers. We believe that the traditional liquidation market is therefore characterized by fragmented supply and fragmented demand. We utilize the Internet to aggregate both supply and demand and create a more efficient market for liquidation merchandise. Our objective is to provide a one-stop destination for discount shopping for products and services sold through the Internet.

Our principal executive offices are located at 6350 South 3000 East, Salt Lake City, Utah 84121, and our telephone number is (801) 947-3100. Our main Website address is www.overstock.com. The information contained on our Websites is not part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in our periodic reports filed with the SEC under the Securities Exchange Act of 1934, as amended, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

FORWARD-LOOKING STATEMENTS

This prospectus includes or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The words “anticipate”, “believe”, “estimate”, “will”, “may”, “intend” and “expect” and similar expressions generally identify forward-looking statements.  Although we believe that our plans, intentions and expectations reflected in the forward-looking statements are reasonable, we cannot be sure that they will be achieved.  Important factors that could cause actual results to differ materially from our forward-looking statements are listed below, and additional important factors are set forth in the section entitled “Risk Factors” in this prospectus, in any section entitled “Risk Factors” in supplements to this prospectus, and in the documents incorporated by reference into this prospectus.  Forward-looking statements in this prospectus include, but are not limited to, statements concerning:

• the anticipated benefits and risks of our business relationships;

• our ability to attract retail and business customers;

• the anticipated benefits and risks associated with our business strategy;

• our future operating results;

• the anticipated size or trends of the market segments in which we compete and the anticipated competition in those markets;

• potential government regulation;

• our future capital requirements and our ability to satisfy our capital needs;

• our expansion in international markets;

• the potential for additional issuances of our securities;

• our plans to devote substantial resources to our sales and marketing teams;

• the possibility of future acquisitions of businesses, products or technologies;

• our belief that we can attract customers in a cost-efficient manner;

• our strategy to develop strategic business relationships with additional wholesalers and distributors;

• our strategy to reduce costs associated with our existing expense structure and the anticipated associated benefits;

• our belief that current or future litigation will likely not have a material adverse effect on our business;

•  the ability of our online marketing campaigns to be a cost-effective method of attracting customers;

• our belief that we can internally develop cost-effective branding campaigns;

• the results of upgrades to our infrastructure and the likelihood that additional future upgrades can be implemented without disruption of our business;

• our belief that manufacturers will recognize us as an efficient liquidation solution;

• our belief that we can meet our published product shipping standards even during periods of relatively high sales activity;

• our belief that we can maintain or improve upon customer service levels that we and our customers consider acceptable;

• our belief that our information technology infrastructure can and will support our operations and will not suffer significant downtime;

• the potential effects of our facilities consolidation and restructuring program and of the various actions we have taken in connection with that program;

• the possibility that we will relocate our corporate offices;

• statements about our community site business and its anticipated functionality;

• our belief that we can maintain inventory levels at appropriate levels despite the seasonal nature of our business; and

• our belief that we can successfully offer and sell a constantly changing mix of products and services.

These factors are not intended to represent a complete list of the general or specific factors that may affect us.  It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this prospectus may affect us to a greater extent than indicated.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in or incorporated by reference into this prospectus.  Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Unless otherwise indicated in any prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes and working capital, including sales and marketing activities and inventory purchases.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for each of the periods indicated is as follows (dollars in thousands):

	Year ended December 31,					Nine Months Ended September 30,
	2003	2004	2005	2006	2007	2007	2008
	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)
						(unaudited)
Ratio of earnings to fixed charges	NA	NA	NA	NA	NA	NA	NA
Deficiency of earnings to fixed charges	$11,981	$4,414	$22,641	$99,880	$44,112	$37,642	$13,672

For the purpose of this computation, the term “fixed charges” means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness and (c) an estimate of the interest within rental expense.   The term “earnings” is the amount resulting from adding the following items: (a) Pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, plus (b) fixed charges, plus (c) amortization of capitalized interest, plus (d) distributed income of equity investees, plus (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, less the following: (a) interest capitalized, (b) preference security dividend requirements of consolidated subsidiaries, and (c) the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges.

The ratio of earnings to fixed charges was less than 1.00x for all periods presented. Thus, earnings available for fixed charges were inadequate to cover fixed charges for such periods. The dollar amounts of the deficiencies are shown above.

As of the date of this prospectus, we had no preferred stock outstanding.

DESCRIPTION OF THE DEBT SECURITIES

The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures. This prospectus, together with the applicable prospectus supplement, will describe the material terms of a particular series of debt securities.

The following is a summary of selected provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. For additional information, you should read the applicable indenture and the certificate evidencing the applicable debt security.  In this description of the debt securities, the terms “Overstock.com”, “we”, “us” or “our” refer only to Overstock.com, Inc., and not to any of our subsidiaries, unless we expressly state otherwise or the context otherwise requires.

The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

The prospectus supplement relating to a particular series of debt securities will set forth:

•                  whether the debt securities are senior or subordinated;

•                  the offering price;

•                  the title;

•                  any limit on the aggregate principal amount;

•                  the person who shall be entitled to receive interest, if other than the record holder on the record date;

•                  the date or dates the principal will be payable;

•                  the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

•                  the place where payments may be made;

•                  any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

•      if issued other than in denominations of $1,000 or any multiple of $1,000, the denominations in which the debt securities shall be issuable;

•      if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•      if other than United States currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

•      the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•      if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

•      if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and Discharge; Defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•      any conversion or exchange provisions;

•      whether the debt securities will be issuable in the form of a global security;

•      any subordination provisions applicable to the subordinated debt securities if different from those described below under “Subordinated Debt Securities”;

•      any paying agents, authenticating agents, security registrars or other agents for the debt securities;

•      any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

•      any deletions of, additions to or changes in, the events of default, acceleration provisions or covenants;

•      any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors; and

•      any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates. The United States federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any partial redemption of debt securities of any series, we will not be required to:

•      issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•      register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

Initially, we will appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•      be registered in the name of a depositary that we will identify in a prospectus supplement;

•      be deposited with the depositary or nominee or custodian; and

•      bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•      the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•      an event of default is continuing with respect to the debt securities of the applicable series; or

•      any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

•      entitled to have the debt securities registered in their names;

•      entitled to physical delivery of certificated debt securities; or

•      considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor any trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agents

Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed for a period ending the earlier of:

•      10 business days prior to the date the money would be turned over to the applicable state; or

•      at the end of two years after such payment was due,

will be repaid to us.  Thereafter, the holder may look only to us for such payment.

No Protection in the Event of a Change of Control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Covenants

Unless otherwise indicated in a prospectus supplement, the debt securities will not contain any financial or restrictive covenants.

Consolidation, Merger and Sale of Assets

Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any entity, unless:

•      the successor entity, if any, is a corporation, limited liability company, partnership or other business entity existing under the laws of the United States, any State within the United States or the District of Columbia;

•      the successor entity assumes our obligations on the debt securities and under the indentures;

•      immediately after giving effect to the transaction, no event of default or event which, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing; and

•      certain other conditions are met.

Events of Default

Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

(1)   we fail to pay principal of or any premium on any debt security of that series when due;

(2)   we fail to pay any interest on any debt security of that series for 30 days after it becomes due;

(3)   we fail to deposit any sinking fund payment when due;

(4)   we fail to perform any other covenant or breach any warranty in the indenture and such failure or breach continues for 90 days after we are given the notice required in the indentures; and

(5)   certain events, including the bankruptcy, insolvency or reorganization of Overstock.com.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

If an event of default described in clause (5) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities”.

After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable security or indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting of any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder of debt securities of any series will not have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:

(1)   the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)   the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)   the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in (1) through (3) above.

We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and Waiver

Unless we indicate otherwise in a prospectus supplement, Overstock.com and the applicable trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

•      providing for our successor to assume the covenants under the indenture;

•      adding covenants or events of default;

•      making certain changes to facilitate the issuance of the securities;

•      securing the securities;

•      providing for a successor trustee or additional trustees;

•      curing any ambiguities or inconsistencies;

•      providing for guaranties of, or additional obligors on, the securities;

•      permitting or facilitating the defeasance and discharge of the securities; and

•      other changes specified in the indenture.

However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•      change the stated maturity of any debt security;

•      reduce the principal, premium, if any, or interest on any debt security;

•      reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•      change the currency in which any debt security is payable;

•      impair the right to enforce any payment after the stated maturity or redemption date;

•      if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

•      adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

•      change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect either or both of the following:

•      We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

•      We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or United States government obligations or, in the case of debt securities that are denominated in a currency other than United States dollars, cash in the currency in which the debt securities are denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in United States dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the action.

“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than United States dollars:

•      direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or

•      obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof; or

•      any depository receipt issued by a bank as custodian with respect to any obligation specified in the first two bullet points and held by such bank for the account of the holder of such deposit any receipt, or with respect to any such obligation which is so specified and held.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

No Personal Liability of Directors, Officers, Employees and Stockholders

No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the Trustee

The indentures limit the right of the trustee, should it become a creditor of Overstock.com, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

The applicable prospectus supplement will specify the trustee for the particular series of debt securities to be issued under the indentures.

Subordinated Debt Securities

The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full, in cash or other payment satisfactory to holders of senior debt, of all senior debt.

In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to that series, holders of any senior debt would be entitled to payment in full, in cash or other payment satisfactory to holders of senior debt, of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations.  This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary.  If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:

•      a default in the payment of senior debt occurs and is continuing beyond any grace period, which we refer to as a payment default; or

•      any other default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture, which we refer to as a non-payment default.

We may and shall resume payments on the subordinated debt securities:

•      in case of a payment default, when the default is cured or waived or ceases to exist; and

•      in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice if the maturity of the designated senior debt has not been accelerated.

No new payment blockage period may start on the basis of a nonpayment default unless 365 days have elapsed from the effectiveness of the immediately prior payment blockage notice.

No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under “—Satisfaction and discharge; defeasance”, if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

Senior debt securities will constitute senior debt under the subordinated indenture.

Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Definitions

“Designated senior debt” means our obligations under any of our senior debt that expressly provides that it is “designated senior debt.”

“Indebtedness” means:

(1)    all of our indebtedness, obligations and other liabilities for:

•       borrowed money, including our obligations in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements and any loans or advances from banks, whether or not evidenced by notes or similar instruments; or

•       evidenced by bonds, debentures, notes or similar instruments, whether or not the recourse of the lender is to the whole of our assets or to only a portion of our assets, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2)         all of our reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3)         all of our obligations and liabilities in respect of leases required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on our balance sheet;

(4)         all of our obligations and other liabilities under any other lease or related document, including a purchase agreement, in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under such lease or related document to purchase or to cause a third party to purchase such leased property;

(5)         all of our obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(6)         all of our direct or indirect guaranties or similar agreements in respect of, and obligations or liabilities to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another person of the kind described in clauses (1) through (5);

(7)         any of our indebtedness or other obligations described in clauses (1) through (6) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by us; and

(8)            any and all deferrals, renewals, extensions, refundings of, amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7).

“Senior debt” means the principal of, premium, if any, interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, rent and all fees, costs, expenses and other amounts accrued or due on or in connection with our indebtedness, including all deferrals, renewals, extensions or refundings of, or modifications or supplements to, that indebtedness. Senior debt shall not include:

•       any debt that expressly provides it shall not be senior in right of payment to the subordinated debt securities or expressly provides that such indebtedness is on the same basis or “junior” to the subordinated debt securities; or

•      debt to any of our subsidiaries.

“Subsidiary” means any entity of which at least a majority of the outstanding voting stock having the power to elect a majority of the board of directors of such entity (in the case of a corporation) is, or of which at least a majority of the equity interests (in the case of an entity which is not a corporation) are at the time owned, directly or indirectly, by us or by one or more or our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

DESCRIPTION OF COMMON STOCK

The following description of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to the more complete descriptions set forth in our certificate of incorporation, as amended, and our bylaws, as amended. We have filed these documents as exhibits to the registration statement related to this prospectus.

General

We are authorized to issue 100,000,000 shares of common stock, $0.0001 par value, and 5,000,000 shares of preferred stock, $0.0001 par value, in one or more series. As of September 30, 2008, there were 22,745,002 shares of common stock issued and outstanding.

Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by the stockholders, and there are no cumulative voting rights. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably the dividends, if any, that are declared from time to time by the board of directors out of funds legally available for that purpose. If there is a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share in any assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable. The powers, preferences and rights of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Other Obligations to Issue Capital Stock

We have equity incentive plans that provide for the grant to employees, directors and consultants of stock-based awards, including stock options, restricted stock units and performance share awards.

Senior Notes

In November 2004, we completed an offering of $120.0 million of 3.75% Convertible Senior Notes (the “Senior Notes”), of which Senior Notes in the aggregate principal amount of $67.5 million remained outstanding at September 30, 2008. The Senior Notes are convertible at any time prior to maturity into our common stock at the option of the note holders at a conversion price of $76.23 per share or a total of approximately 885,000 shares (subject to adjustment in certain events, including stock splits, dividends and other distributions and certain repurchases of our stock, as well as certain fundamental changes in the ownership of the Company).

Stock Options

             As of September 30, 2008, we had outstanding options to acquire 985,715 shares of common stock under our 2005 Equity Incentive Plan and prior option plans, and had reserved an additional 1,215,743 shares of common stock for future option and restricted stock unit grants.

Restricted Stock Units

As of September 30, 2008, we had outstanding restricted stock units granted under our 2005 Equity Incentive Plan covering 455,150 shares of common stock.  The restricted stock units, all of which were granted in 2008, vest over three years at 25% at the end of the first year, 25% at the end of the second year and 50% at the end of the third year and are subject to the employee’s continuing service.

Performance Share Plan

In January 2006, the board of directors and compensation committee adopted the Overstock.com Performance Share Plan (the “Plan”) and approved grants to executive officers and certain employees. The Plan provides for a three-year period for the measurement of our attainment of the performance goal described in the form of grant.

The performance goal is measured by growth in economic value, as defined in the plan. The amount of payments due to participants under the plan will be a function of the then current market price of a share of our common stock, multiplied by a percentage dependent on the extent to which the performance goal has been attained, which will be between 0% and 200%. If the growth in economic value is 10% compounded annually or less, the percentage will be 0%. If the growth in economic value is 25% compounded annually, the percentage will be 100%. If the growth in economic value is 40% compounded annually or more, the percentage will be 200%. If the percentage growth is between these percentages, the payment percentage will be determined on the basis of straight line interpolation. Amounts payable under the plan are subject to Board discretion. Amounts payable under the plan were originally payable in cash.  An amendment to the Plan to allow us to make payments in the form of common stock was approved by the shareholders on May 15, 2007.

Anti-Takeover Provisions

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15 percent or more of the corporation’s voting stock. A corporation may “opt out” of this statute, which we have not done.

Certificate of Incorporation and Bylaws Provisions

Our certificate of incorporation, as amended, and bylaws, as amended, include the following provisions, among others, that could discourage potential acquisition proposals and could delay or prevent a change of control of Overstock:

•                  Our board of directors is divided into three classes. The directors in each class serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of the directors;

•                  Under our bylaws, only our board of directors, the chairman of our board of directors, our President or our chief executive officer may call special meetings of stockholders;

•                  Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors;

•                  Our certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting; and

•                  Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

In addition, the authorization of undesignated preferred stock makes it possible for the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of Overstock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services.  Computershare’s address is 250 Royal Street, Canton, MA 02021.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue 5,000,000 shares of preferred stock, $0.0001 par value.  No shares of preferred stock are outstanding as of the date of this prospectus.

Our board of directors has the authority, without stockholder consent, subject to certain limitations imposed by law or our bylaws, to issue one or more series of preferred stock at any time. Our board of directors has the right to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock.

The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.  The issuance could have the effect of decreasing the market price of our common stock.  The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of our company.

Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series.  We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock.  This description of the preferred stock in the certificate of designation and any applicable prospectus supplement will include:

•                  the number of shares in any series;

•                  the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock;

•                  the dividend rate and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

•                  the voting rights of that series of preferred stock, if any;

•                  the conversion provisions applicable to that series of preferred stock, if any;

•                  the redemption or sinking fund provisions applicable to that series of preferred stock, if any;

•                  the liquidation preference per share of that series of preferred stock, if any; and

•                  the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The description of preferred stock set forth above and in any description of the terms of a particular series of preferred stock in the related prospectus supplement will not be complete. You should refer to the applicable certificate of designation for such series of preferred stock for complete information with respect to such preferred stock. The prospectus supplement will also contain a description of certain United States Federal income tax consequences relating to the preferred stock.

DESCRIPTION OF THE WARRANTS

General

We may issue warrants for the purchase of debt securities, preferred stock, common stock or units, or any combination thereof. Warrants may be issued independently or together with debt securities, preferred stock common stock or units and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the complete terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•                  the title of the debt warrants;

•                  the offering price for the debt warrants, if any;

•                  the aggregate number of the debt warrants;

•                  the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•                  if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•                  the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•                  the dates on which the right to exercise the debt warrants will commence and expire;

•                  if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•                  whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•                  information with respect to book-entry procedures, if any;

•                  the currency or currency units in which the offering price, if any, and the exercise price are payable;

•                  if applicable, a discussion of material United States Federal income tax considerations;

•                  the antidilution provisions of the debt warrants, if any;

•                  the redemption or call provisions, if any, applicable to the debt warrants;

•                  any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control; and

•                  any additional terms of the debt warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Stock Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•                  the title of the warrants;

•                  the offering price for the warrants, if any;

•                  the aggregate number of the warrants;

•                  the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•                  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•                  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•                  the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•                  the dates on which the right to exercise the warrants shall commence and expire;

•                  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•                  the currency or currency units in which the offering price, if any, and the exercise price are payable;

•                  if applicable, a discussion of material United States Federal income tax considerations;

•                  the antidilution provisions of the warrants, if any;

•                  the redemption or call provisions, if any, applicable to the warrants;

•                  any provisions with respect to holder’s right to require us to repurchase the warrants upon a change in control; and

•                  any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•                  to vote, consent or receive dividends;

•                  receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•                  exercise any rights as stockholders of Overstock.

As set forth in the applicable prospectus supplement, the exercise price and the number of shares of common stock or preferred stock purchasable upon exercise of the warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to any holders of common stock, a stock split, reverse stock split, combination, subdivision or reclassification of common stock, and such other events, if any, specified in the applicable prospectus supplement.

Unit Warrants

The prospectus supplement relating to a particular issue of warrants to purchase units (see “Description of Units”) will describe the terms of the unit warrants, including the number and type of units that can be purchased upon exercise and the price of those units.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts. This section outlines some of the provisions of the stock purchase contracts we may issue, and the related purchase contract agreement and the pledge agreement. This information is not complete in all respects and is qualified entirely by reference to the purchase contract agreement and pledge agreement with respect to the stock purchase contracts of any particular series. The specific terms of any series of stock purchase contracts will be described in a prospectus supplement. If so described in a particular supplement, the specific terms of any series of stock purchase contracts may differ from the general description of terms presented below.

Unless otherwise specified in the prospectus supplement, we may issue stock purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock or preferred stock. The consideration per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by or on behalf of Overstock of shares of common stock or preferred stock or it may provide for settlement by reference or linkage to the value, performance or trading price of our common stock or preferred stock. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, securing the holders’ obligations to purchase or sell, as the case may be, the common stock or the preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of common stock or preferred stock pursuant to the stock purchase contracts.

The securities related to the stock purchase contracts may be pledged to a collateral agent for Overstock’s benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase common stock or preferred stock under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to Overstock’s security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement except upon the termination or early settlement of the related stock purchase contracts or in the event other securities, cash or property is made subject to the pledge agreement in lieu of the pledged securities, if permitted by the pledge agreement, or as otherwise provided in the pledge agreement. Subject to such security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a stock purchase contract will retain full beneficial ownership of the related pledged securities.

Except as described in the prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute such payments to Overstock or the purchase contract agent, as provided in the pledge agreement. The purchase agent will in turn distribute payments it receives as provided in the purchase contract agreement.

DESCRIPTION OF UNITS

We may issue units. This section outlines some of the provisions of the units we may issue and the related unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in a prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below.

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock, stock purchase contracts and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The prospectus supplement may describe:

•                  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•                  any provisions of the governing unit agreement that differ from those described below; and

•                  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of the Debt Securities”, “Description of Preferred Stock”, “Description of Common Stock”, “Description of the Warrants” and “Description of Stock Purchase Contracts” will apply to each unit and to any debt security, preferred stock, common stock, warrant or stock purchase contract included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the prospectus supplement.

The following provision will generally apply to all unit agreements unless otherwise stated in the prospectus supplement.

Enforcement of Rights

The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement or other instrument under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, preferred stock, common stock and warrants.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, that are included in those units. Limitations of this kind will be described in the prospectus supplement.

Modification Without Consent of Holders

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•                  to cure any ambiguity;

•                  to correct or supplement any defective or inconsistent provision; or

•                  to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification With Consent of Holders

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•                  impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•                  reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•                  If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•                  If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Title

Overstock, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities”.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities.  We describe global securities in greater detail below.  We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities.  These persons are the legal holders of the securities.  We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities.  As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement.  This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system.  These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security.  Global securities will be registered in the name of the depositary.  Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary.  The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners.  The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly.  Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant.  As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate global securities or issue securities that are not issued in global form.  In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them.  These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so.  Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities.  We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means.  This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so.  Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes.  In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities.  Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•              how it handles securities payments and notices;

•              whether it imposes fees or charges;

•              how it would handle a request for the holders’ consent, if ever required;

•              whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•              how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•              if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary.  Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select.  The financial institution that we select for this purpose is called the depositary.  Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise.  We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security.  Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does.  Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated.  If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.  We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•                                          an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•                                          an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•                                          an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•                                          an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•                                          the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security.  We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security.  We and the trustee also do not supervise the depositary in any way;

•                                          the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•                                          financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.  There may be more than one financial intermediary in the chain of ownership for an investor.  We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests.  After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor.  Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders.  We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

•                                          if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•                                          if we notify any applicable trustee that we wish to terminate that global security; or

•                                          if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement.  When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•      the terms of the offering;

•      the names of any underwriters or agents;

•      the name or names of any managing underwriter or underwriters;

•      the purchase price of the securities;

•      the net proceeds from the sale of the securities;

•      any delayed delivery arrangements;

•      any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•      any initial public offering price;

•      any discounts or concessions allowed or reallowed or paid to dealers; and

•      any commissions paid to agents.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

VALIDITY OF THE SECURITIES

The validity of the securities offered hereby will be passed upon for us by Bracewell & Giuliani LLP, Austin, Texas.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K/A for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.  The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.  The address of that site is http://www.sec.gov.  Additionally, we make these filings available, free of charge, at http://investors.overstock.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on the website listed above, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the securities offered in connection with this prospectus.  This prospectus does not contain all of the information set forth in the registration statement.  We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC.  For further information with respect to us and the securities we may offer, you should refer to the registration statement.  Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, you should refer to the copy of such contract or document filed as an exhibit to or incorporated by reference in the registration statement.  Each statement as to the contents of such contract or document is qualified in all respects by such reference.  You may obtain copies of the registration statement from the SEC’s principal office in Washington, D.C. upon payment of the fees prescribed by the SEC, or you may examine the registration statement without charge at the SEC’s public reference room described above.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings we will make with the SEC prior to the termination of the offering under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (solely to the extent that such information set forth in any such document is filed with, as opposed to furnished to, the SEC under the Exchange Act):

•      The description of our Common Stock, $.0001 par value, contained in the Registration Statement on Form 8-A filed May 6, 2002, including any amendment or report filed with the Securities and Exchange Commission for the purpose of updating such description;

•      Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2007, filed with the SEC on November 10, 2008;

•      Our definitive Proxy Statement for our 2008 annual meeting of stockholders, filed with the SEC on March 28, 2008;

•      Our Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 filed with the SEC on May 9, 2008, August 4, 2008 and November 10, 2008, respectively, and our Reports on Form 10-Q/A for the quarter ended March 31, 2008 filed with the SEC on November 10, 2008 and the quarter ended June 30, 2008, filed with the SEC on November 10, 2008;

•      Our Reports on Form 8-K filed with the SEC on January 2, 2008, January 3, 2008, January 15, 2008, March 17, 2008, April 11, 2008, July 29, 2008 and October 24, 2008 (other than, in each case, information that is furnished rather than filed in accordance with SEC rules).

The reports and other documents that we file after the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and will update, supplement and supersede the information in this prospectus.  We will provide to each person, including any beneficial owner to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus.  We will provide this information upon written or oral request at no cost to the requester.  You may request a copy of any of this information by writing us at the following address: Overstock.com, Inc., 6350 South 3000 East, Salt Lake City, Utah  84121, Attention: Investor Relations; or by calling our Investor Relations Department at telephone number (801) 947-3100.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, other than underwriting discounts and commissions,  payable by us in connection with the issuance and distribution of the securities registered hereby.

SEC registration fee	$ 19,650 (previously paid)
Accounting fees and expenses	*
Legal fees and expenses of the registrant	*
Printing expenses	*
Miscellaneous	*
Total	*

*      These fees depend on the securities offered and the number of issuances and cannot be estimated at this time.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

We are organized under the laws of the State of Delaware. Our Certificate of Incorporation, as amended, and bylaws, as amended, eliminate the personal liability of our directors to the fullest extent permitted by the Delaware General Corporation Law. In addition, our Certificate of Incorporation, as amended, and bylaws, as amended, provide indemnity for our current or former officers and directors against all liabilities and costs of defending an action or suit in which they were involved by reason of their positions with us. However, we cannot indemnify any person if a court finds that the person did not act in good faith. Our bylaws, as amended, also provide that we may purchase insurance to protect any director, officer, employee or agent against any liability. We have entered into separate indemnification agreements with each of our directors and executive officers, whereby we have agreed, among other things, to indemnify them to the fullest extent permitted by the Delaware General Corporation Law, subject to specified limitations, against certain liabilities actually incurred by them in any proceeding in which they are a party that may arise by reason of their status as directors, officers, employees or agents or may arise by reason of their serving as such at our request for another entity and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We intend to enter into similar separate indemnification agreements with any directors or officers who may join us in the future. Except for the counterclaims brought by the defendants in the litigation the Company originally commenced in 2005 against Gradient Analytics, Inc.; Rocker Partners, LP; Rocker Management, LLC; Rocker Offshore Management Company, Inc. and their respective principals in the Superior Court of California, County of Marin., there is no pending litigation or proceeding involving any of our directors, officers, employees or other agents as to which indemnification is being sought nor are we aware of any pending or threatened litigation that may result in claims for indemnification.

ITEM 16.    EXHIBITS

Except as otherwise indicated below, the following exhibits have been or are filed herewith or incorporated by reference herein:

Exhibit Number		Description

1.1	*	Form of Underwriting Agreement.
4.1	**	Form of Senior Indenture.
4.2	**	Form of Subordinated Indenture.
4.3	**	Form of Senior Debt Security (included in Exhibit 4.1).
4.4	**	Form of Subordinated Debt Security (included in Exhibit 4.2).
4.5	**	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to our Form 10-Q (File No. 000-49799), filed on August 13, 2002).
4.6	**	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to our Form 10-Q (File No. 000-49799), filed on August 13, 2002).
4.7	**	Form of specimen common stock certificate (incorporated herein by reference to Exhibit 4.1 to our Registration Statement on Form S-1 (File No. 333-83728), which became effective on May 29, 2002).
4.8	*	Form of Certificate of Designation.
4.9	*	Form of Warrant Agreement.
4.1	0*	Form of Warrant Certificate.
4.1	1*	Form of Purchase Contract Agreement.
4.1	2*	Form of Unit Agreement.
4.1	3*	Form of Pledge Agreement.
5.1		Opinion of Bracewell & Giuliani LLP
12.1	**	Computation of Ratio of Earnings to Fixed Charges.
23.1		Consent of PricewaterhouseCoopers LLP
23.2		Consent of Bracewell & Giuliani LLP (included in Exhibit 5.1).
24.1	**	Power of Attorney (included on signature page of original filing).
25.1	*	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.
25.2	*	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.

*             To the extent applicable, to be filed by amendment or by a report on Form 8-K.

**                               Previously filed.

ITEM 17.    Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement, provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(d)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on December 3, 2008.

OVERSTOCK.COM, INC.

By:	/s/ PATRICK M. BYRNE

Patrick M. Byrne
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK M. BYRNE	Chief Executive Officer (Principal Executive	December 3, 2008
Patrick M. Byrne	Officer), Chairman of the Board

/s/ DAVID K. CHIDESTER	Senior Vice President, Finance (Principal	December 3, 2008
David K. Chidester	Financial Officer and Principal Accounting Officer)

/s/ ALLISON H. ABRAHAM*	Director	December 3, 2008
Allison H. Abraham

/s/ BARCLAY F. CORBUS*	Director	December 3, 2008
Barclay F. Corbus

/s/ JOSEPH J. TABACCO, JR.*	Director	December 3, 2008
Joseph J. Tabacco, Jr.

/s/ JAMES V. JOYCE*	Director	December 3, 2008
James V. Joyce

*By:	/s/ Patrick M. Byrne
Patrick M. Byrne, Attorney-in-fact

EXHIBIT INDEX

Except as otherwise indicated below, the following exhibits have been or are filed herewith or incorporated by reference herein:

Exhibit Number		Description

1.1	*	Form of Underwriting Agreement.
4.1	**	Form of Senior Indenture.
4.2	**	Form of Subordinated Indenture.
4.3	**	Form of Senior Debt Security (included in Exhibit 4.1).
4.4	**	Form of Subordinated Debt Security (included in Exhibit 4.2).
4.5	**	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to our Form 10-Q (File No. 000-49799), filed on August 13, 2002).
4.6	**	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to our Form 10-Q (File No. 000-49799), filed on August 13, 2002).
4.7	**	Form of specimen common stock certificate (incorporated herein by reference to Exhibit 4.1 to our Registration Statement on Form S-1 (File No. 333-83728), which became effective on May 29, 2002).
4.8	*	Form of Certificate of Designation.
4.9	*	Form of Warrant Agreement.
4.1	0*	Form of Warrant Certificate.
4.1	1*	Form of Purchase Contract Agreement.
4.1	2*	Form of Unit Agreement.
4.1	3*	Form of Pledge Agreement.
5.1		Opinion of Bracewell & Giuliani LLP
12.1	**	Computation of Ratio of Earnings to Fixed Charges.
23.1		Consent of PricewaterhouseCoopers LLP
23.2		Consent of Bracewell & Giuliani LLP (included in Exhibit 5.1).
24.1	**	Power of Attorney (included on signature page of original filing).
25.1	*	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.
25.2	*	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.

*             To the extent applicable, to be filed by amendment or by a report on Form 8-K.

**                               Previously filed.